EXHIBIT 23.4

                   LETTERHEAD OF KLEINFELD, KAPLAN AND BECKER


                                  July 26, 2002



Joseph Day, Jr., Senior Vice President
of Planning and Business Development
Celgene Corporation
7 Powder Horn Drive
Warren, NJ 07059

RE:      S-3 Registration Statement

Dear Joe:

         This will confirm that Kleinfeld, Kaplan and Becker hereby consents to the use of our name in Celgene's current Amendment No. 2 to the S-3 Registration Statement No. 333-75636 as experts in matters relating to the administration and enforcement of the Federal Food, Drug and Cosmetic Act and implementing regulations.

                                              Very truly yours,

                                              Kleinfeld, Kaplan and Becker


                                              /s/ Thomas O. Henteleff
                                              ---------------------------
                                                  Thomas O. Henteleff



                                              /s/  Richard S. Morey
                                              ----------------------------
                                                   Richard S. Morey